EXHIBIT 10.2
CREDIT AGREEMENT
          THIS CREDIT AGREEMENT (this “Agreement”), dated as of March 27, 2007 (the “Initial Closing Date”), is entered into by and among eXegenics Inc., a Delaware corporation (“Borrower”), The Frost Group, LLC, a Florida limited liability company (the “Frost Group”) and Acuity Pharmaceuticals, LLC, a Delaware limited liability company formerly known as Acuity Pharmaceuticals, Inc. (“Acuity”).
RECITALS
          WHEREAS, on January 11, 2007, the Frost Group entered into that certain Master Agreement (the “Master Agreement”) with Acuity and Froptix Corporation, a Florida corporation (“Froptix”), whereby the Frost Group, among other things, agreed to extend up to a $7,000,000 line of credit to Acuity.
          WHEREAS, on March 27, 2007, Acuity and Froptix entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with Borrower and certain of its subsidiaries, pursuant to which Borrower agreed (i) to assume the obligations of Acuity under the Master Agreement and the Subordinated Note and Security Agreement executed and delivered by Acuity in connection therewith (the “Original Note”) and (ii) to enter into a credit agreement on substantially the terms set forth in the Master Agreement (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement).
          WHEREAS, the Merger Agreement further provides that Borrower and the Frost Group increase the amount of available borrowings under the Master Agreement and Original Note to provide Borrower with a subordinated secured line of credit (the “Line of Credit”) in the amount of $12,000,000 (the “Available Amount”) on the terms set forth herein.
          NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly and mutually acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
LINE OF CREDIT
          Section 1.1. Assumption. Acuity hereby assigns, and Borrower hereby assumes from Acuity, all rights and liabilities outstanding under the Master Agreement and Original Note, whether for principal, accrued interest, expenses and otherwise, and Borrower agrees to discharge all such liabilities in full; provided that Borrower does not assume any liabilities of Acuity or Froptix pursuant to Section 7.8 of the Master Agreement, and this Agreement shall in no way affect or diminish such obligations or the rights of Borrower with respect to such obligations. By executing a counterpart signature page to this Agreement, Acuity agrees to this assignment and assumption, and represents and warrants to Borrower and the Frost Group that there is no default under the Master Agreement or Event of Default (as defined in the Original Note) under the Original Note as of the date hereof.
          Section 1.2. The Line of Credit. From time to time prior to the Maturity Date (as defined in the Note (as hereafter defined)), subject to the provisions below, the Frost Group shall make Advances (as hereafter defined) to Borrower, which Borrower shall pay and may reborrow, so long as the aggregate amount of Advances outstanding at any one time shall not exceed the Available Amount.
          Section 1.3. Warrants. In consideration of the extension of credit hereunder, Borrower will grant to the Frost Group one or more Warrants (the “Warrants”), which warrants will be issued substantially in the form attached hereto as Exhibit A, with an exercise price equal to the Parent Per Share Stock Valuation (as defined in the Merger Agreement) and will provide such parties the right to buy 333,400 shares of the Borrower’s common stock for each million dollars committed by such party (including amounts loaned to Acuity prior to the consummation of the transactions contemplated by the Merger Agreement and assumed hereunder).
          Section 1.4. Note. The indebtedness of Borrower to the Frost Group will be evidenced by an amended and restated subordinated note and security agreement in substantially the form of Exhibit B (the “Note”). The original principal amount of the Note will be $12,000,000; provided, however, that notwithstanding the face amount of the Note, Borrower’s liability under the Note shall be limited at all times to its actual indebtedness, principal, interest, fees, charges, expenses and reasonable attorneys’ fees and costs and other amounts, obligations, covenants and duties owing by Borrower to the Frost Group (or any permitted assignee) of any kind and description (whether pursuant to or evidenced by the Note or this Agreement), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including Lender’s Expenses (collectively, the “Obligations”), in each case as then outstanding hereunder and under the Note. As used herein, “Lender’s Expenses” means all reasonable attorneys’ fees, costs and expenses incurred in amending, enforcing or defending the Note (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded under the Note or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including without limitation all fees and costs incurred by the Frost Group in connection with the Frost Group’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Borrower or its property.
          Section 1.5. Use of Proceeds. Funds advanced under the Line of Credit shall be used for working capital or general corporate purposes of Borrower.
          Section 1.6. Payment of Outstanding Amount. The aggregate Obligations outstanding on the Maturity Date (as defined in the Note) shall be due and payable on the Maturity Date in accordance with the terms of the Note.
          Section 1.7. Interest. Interest on the outstanding principal amount of the Line of Credit shall accrue at a rate equal to ten percent (10%) per annum, compounded quarterly (the “Interest Rate”), and shall be payable on the last day of each calendar month until the repayment in full of all Obligations, the termination of this Agreement and cancellation of the Note.

          Section 1.8. Default Rate. Upon the Maturity Date, whether by acceleration, demand or otherwise, and at the Frost Group’s option upon the occurrence of any Event of Default (as defined in the Note) and during the continuance thereof, the Note shall bear interest at a rate that shall be five percent (5.0%) in excess of the Interest Rate but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on the Note. The Default Rate is imposed as liquidated damages for the purpose of defraying the Frost Group’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Frost Group’s exercise of any rights and remedies hereunder or under applicable law, and any fees and expenses of any agents or attorneys which the Frost Group may employ. In addition, the Default Rate reflects the increased credit risk to the Frost Group of carrying a loan that is in default. Borrower agrees that the Default Rate is a reasonable forecast of just compensation for anticipated and actual harm incurred by the Frost Group, and that the actual harm incurred by the Frost Group cannot be estimated with certainty and without difficulty.
          Section 1.9. Subordination Agreement. On the date of this Agreement, Borrower, the Frost Group and Horizon Technology Funding Company LLC, have entered into a Amended and Restated Subordination Agreement, attached here to as Exhibit C.
          Section 1.10. Advances. Borrower shall give the Frost Group prior written notice not later than 3:00 p.m., Eastern time, on the third business day prior to the date of any advance of credit pursuant to the Line of Credit hereunder (an “Advance”). Any such notice shall be in the form of the Borrowing Notice set forth as Exhibit D (the “Borrowing Notice”), shall be certified by the president of Borrower, and shall set forth the aggregate amount of the requested Advance. Upon receiving a request for an Advance to which Borrower is entitled hereunder and under the Note, and provided there is no Event of Default (as defined in the Note), the Frost Group shall make available to Borrower the amount of the requested Advance by wire transfer of immediately available funds to a bank account designated by Borrower on the third business day after receipt of such Borrowing Notice.
          Section 1.11. Prepayment. Borrower may prepay the outstanding Obligations under the Line of Credit at any time without premium or penalty. Prepayments of all or any portion of the Obligations shall not reduce the Available Amount, and funds may be reborrowed hereunder up to the Available Amount, subject to the provision hereof and the Note.
          Section 1.12. Payment Application. Any and all payments on account of the Obligations will be applied first to accrued and unpaid interest and second to outstanding principal and other sums due hereunder. If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state, provincial or federal law, common law or equitable cause, then to the extent of such payment or payments, the Obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.
          Section 1.13. Conditions to First Advance. The obligation of the Frost Group to make the first Advance (which shall consist of the Borrower’s assumption of obligations outstanding under the Master Agreement and Original Note assumed from Acuity hereunder) shall be subject to the Frost Group’s receipt of the following documents, each in form and substance satisfactory to the Frost Group:
          (a) This Agreement. This Agreement duly executed by Borrower and the Frost Group.
          (b) Secured Subordinated Promissory Note. The Note duly executed by Borrower.
          (c) Borrowing Notice. A completed Borrowing Notice required under Section 1.10 hereof.
          (d) The Warrants. The Warrants duly executed by Borrower.
          (e) Borrower Secretary’s Certificate. The duly authorized Secretary of Borrower shall have delivered a certified copy of Borrower’s Certificate of Incorporation, and a certificate as to its Bylaws and resolutions adopted by its board of directors authorizing this Agreement and the transactions contemplated hereby.
          (f) Third-Party Consents. Borrower shall have procured all of the third-party consents specified in the Schedule of Exceptions which are required to be procured by Borrower before it can incur the indebtedness evidenced by the Note, issue the Warrants, and otherwise commit itself to its obligations hereunder.
          (g) Other Documents. Such additional documents as the Frost Group reasonably may request.
          Section 1.14. Subsequent Advances. The obligation of the Frost Group to make additional Advances shall be subject to the Frost Group’s receipt of a completed Borrowing Notice and such additional documents as the Frost Group reasonably may request and the absence of any Event of Default.
ARTICLE II
CLOSINGS
          Section 2.1. Initial Closing. The closing of this Agreement (the “Initial Closing”) shall take place at the offices of Akerman Senterfitt, in Miami, Florida, or at such other location(s) as the parties may agree commencing at 9:00 a.m. local time on the Closing Date of the Merger Agreement (as defined therein). At the Initial Closing:
          (a) Borrower shall deliver to the Frost Group a fully executed copy of this Agreement, the Note, the Warrants and the other documents described in Section 1.13.
          (b) The Frost Group shall deliver to Borrower a fully executed copy of this Agreement.

          Section 2.2. Subsequent Closings. The closing of any subsequent advance under this Agreement shall take place at the offices of Akerman Senterfitt, in Miami, Florida, or at such other location(s) as the parties may agree commencing at 9:00 a.m. local time on the date set forth in the Borrowing Notice (provided timely delivery of such Borrowing Notice to the Frost Group has been made). At each such subsequent closing, the Frost Group shall have timely received a completed Borrowing Notice and such additional documents as the Frost Group reasonably may request.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BORROWER
          Except as set forth on the Schedule of Exceptions delivered to the Frost Group in connection with this Agreement (together with the Schedule of Exceptions delivered to the Borrower in connection with this Agreement by the Frost Group, the “Schedule of Exceptions”), Borrower represents and warrants to each of the Frost Group as of the date of this Agreement as follows:
          Section 3.1. Organization and Standing. Borrower is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Borrower has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as currently conducted. Borrower is presently qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect with respect to Borrower. True and accurate copies of Borrower’s Certificate of Incorporation (the “Borrower Certificate”), Borrower’s By-laws (the “Borrower By-laws”), each as in effect as of the date hereof have been delivered to the Frost Group and Acuity.
          Section 3.2. Corporate Power. Borrower has all requisite legal and corporate and other power and authority to execute and deliver this Agreement and to carry out and perform its other obligations hereunder.
          Section 3.3. Authorization. All corporate and other action on the part of Borrower, and its officers and directors necessary for the (i) due authorization, execution and delivery of this Agreement and (ii) performance of all obligations of Borrower hereunder has been taken. This Agreement has been duly executed by Borrower, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes and will constitute a valid and legally binding obligation of Borrower, except (i) as limited by Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of Law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.
          Section 3.4. Authorized Securities. The Warrants have been duly issued and authorized and any share of Borrower Common Stock issued upon the exercise thereof according to their respective terms, as applicable, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens and shall not be subject to preemptive or similar rights of stockholders.

          Section 3.5. Subsidiaries. Other than its interest in Acuity and Froptix, LLC, Borrower does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association, other business entity or person. Borrower is not a participant in any joint venture, partnership or similar arrangement. Borrower has not during the period covered by the SEC Reports consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any Person.
          Section 3.6. Capitalization.
               3.6.1. The authorized capital stock of Borrower on the date hereof consists of 225,000,000 shares of Borrower Common Stock, of which 36,505,369 shares of Common Stock are issued and outstanding, and 10,000,000 shares of Borrower Preferred Stock, of which 4,000,000 are designated Borrower Series A Preferred Stock and of which 30,000 are designated Series B Junior Participating Preferred Stock pursuant to the Borrower Certificate as of the date hereof. As of the date of this Agreement, 1,083,404 shares of Borrower Series A Preferred Stock were issued and outstanding and convertible into Borrower Common Stock on a one-for-one basis, and no shares of Borrower Series B Preferred were issued or outstanding. The Borrower Common Stock and the Borrower Preferred Stock have the rights, preferences, privileges and restrictions set forth in the Borrower Certificate and under Delaware Law. All issued and outstanding shares of Borrower’s capital stock have been duly authorized and validly issued in compliance with applicable Laws, and are fully paid and nonassessable and free and clear of Liens or third party rights and of any restrictions on transfer, except for transfer restrictions of the federal and state securities laws.
               3.6.2. There are no options, warrants, preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution or other rights to purchase or acquire from Borrower any of Borrower’s authorized and unissued capital stock. Except as contemplated by this Agreement, there are (i) no rights to have Borrower’s capital stock registered for sale to the public in connection with the Laws of any jurisdiction, (ii) to the Borrower’s knowledge, no agreements relating to the voting of Borrower’s voting securities and (iii) no restrictions on the transfer of Borrower’s capital stock or other equity securities, other than those arising under applicable securities Laws. All outstanding shares, options and warrants were issued pursuant to a valid registration statement filed with the SEC or an exemption from registration under the Securities Act and have been issued in compliance with applicable state securities Laws.
          Section 3.7. ~SEC Reports; Financial Statements. Borrower has duly filed all required registration statements, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC under the Exchange Act, including pursuant to Sections 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials (together with any materials filed by Borrower under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Borrower included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial condition, results of operations and cash flows of Borrower as of the dates, and for the periods, indicated therein, subject, in the case of unaudited statements, to normal, year-end audit adjustments.
          Section 3.8. Absence of Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports or in Schedule 6.8 of the Schedule of Exceptions or incident to the transactions contemplated hereby or in connection with the Mergers, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would reasonably be expected to result in a Material Adverse Effect on Borrower, (ii) Borrower has not incurred any material liabilities, (iii) Borrower has not altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (iv) Borrower has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Borrower has not issued any equity securities. Borrower has not taken any steps to seek protection pursuant to any bankruptcy Law nor does Borrower have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. Borrower is not Insolvent as of the date hereof.
          Section 3.9. Sarbanes-Oxley Act. The Borrower and, to Borrower’s knowledge, each of its officers and directors are in compliance with, and have complied, in each case in all material respects, with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations promulgated under or pursuant to the Exchange Act. Each SEC Report containing financial statements that has been filed with or submitted to the SEC by Borrower was accompanied by the certifications required to be filed or submitted by the Borrower’s chief executive officer and/or chief financial officer, as required, pursuant to the Exchange Act and, at the time of filing or submission of each such certification, such certification was true and accurate and complied in all material respects with the Exchange Act. Neither Borrower nor, to Borrower’s knowledge, any of its executive officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing such certifications.
          Section 3.10. Internal Controls. Neither Borrower (including, to Borrower’s Knowledge, any employee thereof) nor the Borrower’s independent auditors has identified or been made aware of (A) any significant deficiency or material weakness in the design or operation of internal controls utilized by Borrower (other than a significant deficiency or material weakness that has been disclosed to the Audit Committee of the Board of Directors of Borrower, and, in the case of a material weakness, that has been disclosed as required in the SEC Reports), (B) any fraud, whether or not material, that involves Borrower’s management or other employees who have a significant role in the preparation of financial statements or the internal controls utilized by Borrower or (C) any claim or allegation regarding any of the foregoing (other than claims or allegations that have been duly investigated and found not to involve any of the foregoing).
          Section 3.11. Material Contracts. A list of the oral and written material agreements of Borrower are included as exhibits to the SEC Reports (each, a “Borrower Material Agreement”). Borrower and to Borrower’s knowledge, each other party thereto, has in all material respects performed all the obligations required to be performed by them to date (or such non performing party has received a valid, enforceable and irrevocable written waiver with respect to its non performance), has received no notice of default and are not in default (with due notice or lapse of time or both) under any Borrower Material Agreement. Borrower has no knowledge of any breach or anticipated breach by the other party to any Borrower Material Agreement.
          Section 3.12. Title to Properties and Assets; Liens. Borrower has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no Lien, other than Permitted Liens. With respect to the property and assets it leases, Borrower is in compliance with such leases in all material respects and holds a valid leasehold interest free of all Liens. Borrower’s properties and assets are in good condition and repair in all material respects. Borrower does not currently own, and has never owned, any real property.
          Section 3.13. Compliance with Other Instruments and Laws. Borrower is not in violation or default of any provision of the Borrower Certificate or the Borrower By-laws, each as amended and in effect on the date hereof. Borrower is not in violation of, default under or breach of any provision of any agreement, instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound, which violation, default or breach, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect on Borrower. Borrower is not in violation of any provision of any federal, state or local statute, rule or governmental regulation, judgment, injunction or decree of any governmental authority, which violation, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect on Borrower. The execution and delivery of this Agreement by Borrower, and Borrower’s performance of and compliance with the terms hereof, or the consummation of the Merger and the other transactions contemplated hereby, will not result in any violation, breach or default, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any Borrower Material Agreement or any of the foregoing provisions, require any consent or waiver under any Borrower Material Agreement or any of the foregoing provisions (other than any consents or waivers that have been obtained), result in the creation of any Lien upon any of the properties or assets of Borrower, trigger any right of cancellation, termination or acceleration under any Borrower Material Agreement or any of the foregoing provisions, create any right of payment in any Person (except as contemplated herein), or result in a Material Adverse Effect on Borrower.
          Section 3.14. Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened against or affecting Borrower or any of their respective properties or rights before any court or by or before any governmental agency. Borrower is party or subject to, and none of their respective assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any Governmental Authority. There is no action, suit or proceeding initiated by Borrower currently pending or which Borrower intends to initiate.
          Section 3.15. Governmental Consents. No consent, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of Borrower is required in connection with the valid execution and delivery of this Agreement or the consummation of any transaction contemplated hereby, except the qualification or registration (or taking such action as may be necessary to secure an exemption from qualification or registration, if available) of the offer, issuance and sale of the shares of the Warrants and the securities of Borrower issuable upon conversion or exercise of the Warrants under applicable federal and state securities Laws.
          Section 3.16. Permits. Borrower has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it. Borrower is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority. Borrower has complied in all material respects with all federal, state or foreign Laws applicable to its business.
          Section 3.17. Brokers or Finders. Borrower has not engaged any brokers, finders or agents, and Borrower has not incurred, and neither will incur, directly or indirectly, as a result of any action taken by Borrower or any of its affiliates, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.
          Section 3.18. Tax Returns and Payments. Borrower has accurately prepared and timely filed all United States income tax returns and all state and municipal tax returns required to be filed by it, if any, has paid all taxes, assessments, fees and charges owed by it (regardless of whether shown on any such tax return) or has otherwise made adequate provision for the payment of all taxes, assessments, fees and charges owed by it. Borrower has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries. Borrower has not been advised in writing (a) that any of its returns have been or are being audited or (b) of any deficiency in assessment or proposed adjustment to its federal, state or other taxes. No assessment or proposed adjustment of Borrower’s United States income tax or state or municipal taxes is pending. Borrower is not currently the beneficiary of any extension of time within which to file any tax report or return. No claim has been made by a Governmental Authority in a jurisdiction where Borrower does not file reports and returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Borrower that arose in connection with the failure or alleged failure to pay any tax. Borrower has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or third party. Borrower has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. Borrower has not entered into a closing agreement pursuant to Section 7121 of the Code. Borrower has not made any payments in connection with the transactions contemplated by this Agreement, or in connection with a combination of the transactions contemplated by this Agreement and any other event, that will be non-deductible under Code Section 280G or subject to the excise tax under Code Section 4999 or that would give rise to any obligation to indemnify any person for any excise tax payable pursuant to Code Section 4999. Borrower is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential obligation to indemnify any other person with respect to taxes. Except for consolidated income tax liabilities of any wholly-owned corporate subsidiaries it has owned since their inception, Borrower does not have any liability for taxes of any person under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign income tax Law), or as transferee, successor, by contract or otherwise. References in this Section to Borrower include references to any and all subsidiaries of Borrower that may affect its liability. Borrower has not participated in any reportable transaction as contemplated in Treasury Regulations Section 1.6011-4.
          Section 3.19. Employees. To Borrower’s knowledge, no employee of Borrower, nor any consultant with whom Borrower has contracted, is in violation of any term of any employment contract, noncompetition or proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Borrower or any judgment, decree or order of any court or administrative agency under which it is subject. Borrower has not received any notice alleging that any such violation has occurred. Borrower is not in default with respect to any obligation to any of its employees. No employee of Borrower is represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to Borrower’s knowledge, threatened dispute involving Borrower and any employee or group of its employees. Borrower has complied and is currently complying with all applicable Laws relating to employment and employment practices, terms and conditions of employment, and wages and hours, except for noncompliance that, individually and in the aggregate, would not have a Material Adverse Effect on Borrower.
          Section 3.20. Employee Benefit Plans.
               3.20.1. Schedule 6.20 of the Schedule of Exceptions sets forth a correct and complete list of all Borrower Employee Benefit Plans. Each Borrower Employee Benefit Plan, and its related documents, has been made available to Froptix and Acuity. No Borrower Employee Benefit Plan is subject to Title IV of ERISA, or Section 412 of the Code, is or has been subject to Sections 4063 or 4064 of ERISA, or is a multi-employer welfare arrangement as defined in Section 3(40) of ERISA. Neither Borrower nor any ERISA Affiliate has any obligation or liability, contingent or otherwise, under Title IV of ERISA with respect to any “pension plan” as defined in Section 3(2) of ERISA. Neither Borrower nor any of it ERISA Affiliates has ever participated in and has never been required to contribute to any “multi employer plan,” as defined in Sections 3(37)(A) and 4001(a)(3) of ERISA and Section 414(f) of the Code or any “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code. No Borrower Employee Benefit Plan provides for, nor does Borrower or any of its subsidiaries have any liability for post-employment life insurance or health benefit coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and at the expense of the participant or the participant’s beneficiary.
               3.20.2. The Borrower Employee Benefit Plans have been maintained in all material respects in accordance with their terms and with all provisions of ERISA, the Code (including rules and regulations thereunder) and other applicable federal and state Laws and regulations. The exercise price of each option to purchase or acquire from Borrower any of Borrower’s authorized and unissued capital stock was intended to constitute a price which is equal to or greater than the fair market value of the underlying shares on the date of grant, as then determined in good faith by the Borrower board of directors.
               3.20.3. There are no pending actions, claims or lawsuits that have been asserted or instituted against any Borrower Employee Benefit Plan, the assets of any of the trusts under any Borrower Employee Benefit Plan or the sponsor of any Borrower Employee Benefit Plan, or, to the knowledge of Borrower, against any fiduciary or administrator of any Borrower Employee Benefit Plan with respect to the operation of any Borrower Employee Benefit Plan (other than routine benefit claims), nor does Borrower have any knowledge of facts that could reasonably be expected to form the basis for any such claim or lawsuit.
               3.20.4. Neither will the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein (i) result in any payment becoming due to any current or former employee, officer, director or consultant of Borrower or any of its subsidiaries, (ii) increase any benefits otherwise payable under any Borrower Employee Benefit Plan, (iii) result in the acceleration of the time of payment or vesting of any rights with respect to any such benefits under any Borrower Employee Benefit Plan or (iv) require any contributions or payments to fund, or any security to secure, any obligations under any Borrower Employee Benefit Plan. There are no Borrower Employee Benefit Plans that, individually or collectively, could give rise to the payment of any amount in connection with the transactions contemplated by this Agreement, or in connection with a combination of the transactions contemplated by this Agreement and any other event, that would not be deductible pursuant to the terms of Section 280G of the Code.
               3.20.5. With respect to each Borrower Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a), (i) the Internal Revenue Service has issued a favorable determination letter, which has not been revoked, that any such plan is tax-qualified and each trust created thereunder has been determined by the Internal Revenue Service to be exempt from federal income tax under Code Section 501(a); (ii) nothing has occurred which would cause the loss of such qualification or exemption or the imposition of any penalty or tax liability; (iii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred; (iv) there has been no termination or partial termination of such plan within the meaning of Code Section 411(d)(3); and (v) the present value of all liabilities under any such plan will not exceed the current fair market value of the assets of such plan (determined using the actuarial assumption used for the most recent actuarial valuation for such plan).

          Section 3.21. Obligations to Related Parties. There are no loans, leases, agreements, understandings, commitments or other continuing transactions between Borrower and any employee, officer, director or member of his or her immediate family or stockholder of Borrower or member of his or her immediate family or any person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any of the foregoing persons. To Borrower’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Borrower is affiliated or with which Borrower has a business relationship, or any firm or corporation that competes with Borrower, except in connection with the ownership of stock of publicly-traded companies (but not exceeding 2% of the outstanding capital stock of any such company). No employee, officer, director or member of his or her immediate family or, to Borrower’s knowledge, stockholder of Borrower or member of his or her immediate family or any person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any of the foregoing persons, is, directly or indirectly, interested in any material contract with Borrower (other than such contracts as relate to any such person’s ownership of capital stock or other securities of Borrower or employment by Borrower). Borrower is not a guarantor or indemnitor of any Indebtedness of any other Person.
          Section 3.22. Insurance. Borrower has in full force and effect general commercial, fire and casualty insurance policies and insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and sufficient in amount to allow it to replace any of its material properties or assets that might be damaged or destroyed or sufficient to cover liabilities to which Borrower may reasonably become subject.
          Section 3.23. Environmental and Safety Laws. Borrower is in compliance with all applicable environmental Laws, rules and regulations except for noncompliance that, individually or in the aggregate, would not or could not reasonably be expected to have a Material Adverse Effect on Borrower. There is no environmental litigation or other environmental proceeding pending or, to Borrower’s knowledge, threatened, by any governmental regulatory authority or others with respect to the business of Borrower. No state of facts exists as to environmental matters or Hazardous Substances that involves the reasonable likelihood of a material capital expenditure by Borrower or that may otherwise have a Material Adverse Effect on Borrower. To Borrower’s knowledge, no Hazardous Substances have been used, treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by Borrower in violation of any applicable environmental Laws.
          Section 3.24. No Assets; No Liabilities. Except as specifically disclosed in the SEC Reports, Borrower has the right to own (including without limitation, tangible and intangible, personal and real property) and is not involved in the operation of any business or property. Other than as specifically disclosed in the SEC Reports and those liabilities related to this Agreement set forth in the Schedule of Exceptions, Borrower has no direct or indirect material liability, Indebtedness or obligation (including without limitation, known or unknown, absolute or contingent, liquidated or unliquidated or due or to become due) except relating to the transactions contemplated hereby.

          Section 3.25. Disclosure. All disclosures provided by Borrower are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To Borrower’s knowledge, no event or circumstance has occurred or information exists with respect to Borrower or its business, properties, operations or financial conditions, which, under applicable Law, rule or regulation, requires public disclosure or announcement by Borrower but which has not been so publicly announced or disclosed.
          Section 3.26. Trading Matters. The Borrower Common Stock is quoted on the OTCBB. There is no action or proceeding pending or, to Borrower’s knowledge, threatened against Borrower by Nasdaq or NASD, Inc. with respect to any intention by such entities to prohibit or terminate the quotation of any such securities on the OTCBB.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF LENDERS
          Except as set forth on the Schedule of Exceptions delivered to Borrower in connection with this Agreement, each of the Frost Group represents and warrants to Borrower as of the date of this Agreement as follows:
          Section 4.1. Capacity; Execution of Agreement. The Frost Group has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement, and the performance by the Frost Group of the transactions and obligations contemplated hereby have been duly authorized by all requisite corporate action of the Frost Group. This Agreement has been duly executed and delivered by the Frost Group and constitutes a valid and legally binding agreement of the Frost Group, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.
          Section 4.2. Formation and Standing. The Frost Group is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Florida. The Frost Group has the requisite power and authority to own and operate its properties and assets, and to carry on its business as currently conducted.
          Section 4.3. Power and Authority. The Frost Group has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its other obligations hereunder.
          Section 4.4. Accredited Investor. The Frost Group is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
          Section 4.5. Suitability and Sophistication. The Frost Group has (i) such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of entering into this Agreement acquiring the Warrants and (ii) independently evaluated the risks and merits of acquiring the Warrants and has independently determined that the Warrants are a suitable investment for it.
          Section 4.6. Brokers or Finders. The Frost Group has not engaged any brokers, finders or agents, or incurred, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.
ARTICLE V
MISCELLANEOUS
          Section 5.1. Survival of Representations and Warranties; Indemnification.
          (a) The representations and warranties of Borrower and the Frost Group contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and the Initial Closing, and for an additional 12 months subsequent to the Initial Closing, and with respect to the representations and warranties of Borrower only, for the longer of an additional 12 months subsequent to any subsequent Advance and the time period during which any Obligations are outstanding.
          (b) Borrower hereby agrees to indemnify and hold harmless the Frost Group and, as applicable, its officers, directors, stockholders, agents and representatives from and against any and all claims, demands, losses, damages, expenses or liabilities (including reasonable attorneys’ fees) due to or arising out of a material breach of any representation, warranty or covenant provided, made or agreed to by Borrower hereunder or under the Note.
          (c) The Frost Group hereby agrees to indemnify and hold harmless Borrower and, as applicable, its officers, managers, directors, stockholders, members, agents and representatives from and against any and all claims, demands, losses, damages, expenses or liabilities (including reasonable attorneys’ fees) due to or arising out of a material breach of any representation, warranty or covenant provided, made or agreed to by the Frost Group hereunder.
          Section 5.2. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. Borrower may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Frost Group. The Frost Group may assign its rights and obligations hereunder to an entity directly or indirectly controlled by or under common control with the Frost Group.
          Section 5.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.
          Section 5.4. Facsimile. A facsimile copy of an original written signature shall be deemed to have the same effect as an original written signature.

          Section 5.5. Captions and Headings. The captions and headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          Section 5.6. Notices. Unless otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement will be in writing and will be conclusively deemed to have been duly given (i) when hand delivered to the other party; (ii) upon receipt, when sent by facsimile to the number set forth below or email to the address set forth below; (iii) five business days after deposit in the U.S. mail, postage prepaid and addressed to the other party at the address set forth below; or (iv) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed. Each person making a communication hereunder by facsimile or email will promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or email pursuant hereto but the absence of such confirmation will not affect the validity of any such communication. A party may change or supplement the addresses given below, or designate additional addresses for purposes of this Section 5.6, by giving the other party written notice of the new address in the manner set forth above.
If to Borrower:
eXegenics Inc.
1250 Pittsford-Victor Road
Building 200, Suite 280
Pittsford, New York 14534
Attention: Chief Executive Officer
Phone: _239-561-8966
Facsimile: 239-561-8766
with a copy to:
Harris Beach PLLC
99 Garnsey Road
Pittsford, NY 14534
Attention: Thomas E. Willett
Phone: 585-419-8646
Facsimile: 585-419-8801
If to the Frost Group:
The Frost Group, LLC
4400 Biscayne Blvd.
15th Floor
Miami, FL 33137
Attention: Steven D. Rubin, Esq.
Phone: 305-575-6015
Facsimile: 305-575-6444

with a copy to:
Akerman Senterfitt
One Southeast Third Avenue
27th Floor
Miami, FL 33131
Attention: Teddy D. Klinghoffer, Esq.
Phone: 305- 374-5600
Facsimile: 305-374-5095
          Section 5.7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Borrower and the Frost Group.
          Section 5.8. Enforceability; Severability. The parties hereto agree that each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. If one or more provisions of this Agreement are nevertheless held to be prohibited, invalid or unenforceable under applicable law, such provision will be effective to the fullest extent possible excluding the terms affected by such prohibition, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If the prohibition, invalidity or unenforceability referred to in the prior sentence requires such provision to be excluded from this Agreement in its entirety, the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.
          Section 5.9. Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Florida.
          Section 5.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL

COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
          Section 5.11. Further Assurances; Access. The Frost Group and Borrower will from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement. Upon reasonable written notice, Borrower shall afford the officers, employees and authorized agents and representatives of the Frost Group reasonable access, during normal business hours, to the offices, properties, books, records and such additional financial and operating data and other information regarding the assets, goodwill and business of the Borrower as the Frost Group may from time to time reasonably request.
          Section 5.12. Entire Agreement. This Agreement and all exhibits hereto and thereto constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party will be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.
          Section 5.13. Delays or Omissions. No delay or omission to exercise any right power or remedy accruing to any party under this Agreement, or upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. Except as otherwise set forth herein, all remedies, either under this Agreement or by law or otherwise afforded to any party, will be cumulative and not alternative.
          Section 5.14. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.
          Section 5.15. Equitable Relief. The parties hereto recognize that, if such party fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other parties. Each party hereto therefore agrees that the other parties are entitled to seek temporary and permanent injunctive relief and any other equitable remedy a court of competent jurisdiction may deem appropriate in any such case.
          Section 5.16. No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
          Section 5.17. Public Announcements. No public announcements shall be made by any party hereto relating to the transactions contemplated by this Agreement without the prior written consent of the Borrower and the Frost Group, such consent not to be unreasonably withheld, except where required by applicable law; provided, however, that in the event of such a legally required disclosure, the disclosing party will consult with the other consenting party with respect to the text of such disclosure and will provide the other consenting party with a copy of the disclosure prior to its publication.
          Section 5.18. Expenses. Each party shall bear its own costs and expenses in connection with the transactions contemplated hereby, except to the extent that Lender’s Expenses shall be Obligations subject to the provisions hereof.
          Section 5.19. Exhibits and Schedule of Exceptions. All exhibits, annexes and schedules, including the Schedule of Exceptions, annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. A disclosure in any particular Schedule of the Schedule of Exceptions or otherwise in this Agreement will be deemed adequate to disclose another exception to a representation or warranty made herein if the disclosure identifies the exception with reasonable particularity so that any exception to any other Schedule is reasonably apparent.
[Signatures begin on next page.]

     IN WITNESS THEREOF, this Agreement has been executed by the undersigned as of the day, month and year first above written.

eXegenics Inc.
By:	/s/ John A. Paganelli
	Name:	John A. Paganelli
	Title:	Interim Chief Executive Officer

The Frost Group, LLC
By:	/s/ Steven D. Rubin
	Name:	Steven D. Rubin
	Title:	Vice President

Acuity Pharmaceuticals, LLC
By:	/s/ Dale R. Pfost
	Name:	Dale R. Pfost
	Title:	President

EXHIBIT A
FORM OF WARRANT

C-1

EXHIBIT B
NOTE

D-1

EXHIBIT C
SUBORDINATION AGREEMENT

F-1

EXHIBIT D
NOTICE OF BORROWING
The Frost Group, LLC
4400 Biscayne Blvd.
15th Floor
Miami, FL 33137
               RE: Notice of Borrowing
Date ___
Gentlemen:
          Pursuant to the terms of a Credit Agreement dated as of March ___, 2007 (“Credit Agreement”), we hereby request you to make an advance in the amount of $___.
          This notice constitutes a reaffirmation by the undersigned that the representations and warranties in the Credit Agreement are true, correct and accurate in all material respects as if the date hereof was the Initial Closing Date and a certification by the undersigned that it is in compliance with the Credit Agreement and the Note in all material respects as of the date of this Notice of Borrowing as if the date hereof was the Initial Closing Date.
          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Very truly yours, eXegenics Inc.
By:
Name:
Title:

I-1